Exhibit 5.1

King & Spalding LLP 1700 Pennsylvania Ave, NW Suite 200 Washington, D.C. 20006-4707 Tel: +1 202 737 0500 Fax: +1 202 626 3737 www.kslaw.com

February 23, 2021

BOA Acquisition Corp.

2600 Virginia Ave NW, Suite T23 Management Office

Washington, D.C. 20037

Ladies and Gentlemen:

We have acted as counsel to BOA Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on February 23, 2021 (the “462(b) Registration Statement”) of 2,875,000 units of the Company (collectively the “Units”), each consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one third of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock (the “Warrants,” collectively with the Units and Common Stock, the “Securities”).

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. When the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) we express no opinion as to whether a state court outside of the State of Delaware or a federal court of the United States would give effect to the choice of Delaware law provided for in the Warrant Agreement.

BOA Acquisition Corp.

February 23, 2021

2. When the offering is completed as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3. When the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) we express no opinion as to whether a state court outside of the State of Delaware or a federal court of the United States would give effect to the choice of Delaware law provided for in the Warrant Agreement; and (d) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

This opinion is limited in all respects to the federal laws of the United States of America and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal matters” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP